Exhibit 99.1

J. C. Penney Commences Tender Offers for
6.875% Medium-Term Notes due 2015, 7.65% Debentures due 2016 and 7.95% Debentures due 2017

PLANO, Texas (September 9, 2014) -- J. C. Penney Company, Inc. (NYSE: JCP) (the “Company”), as co-obligor on the Securities (as defined below), and J. C. Penney Corporation, Inc., a wholly owned subsidiary of the Company, as issuer of the Securities (“JCP”, and together with the Company, “J. C. Penney”), announced today the commencement of cash tender offers (collectively, the “Tender Offers” and, each individually, with respect to a series of Securities, the “Tender Offer” with respect to such series) by J. C. Penney to purchase up to $300 million aggregate principal amount (the “Maximum Tender Amount”) of the three outstanding series of securities issued by JCP, and for which the Company is co-obligor, described in the table below (collectively, the “Securities”), except that with respect to the 7.95% Debentures due 2017 (the “2017 Debentures”), J. C. Penney is only offering to purchase up to $100 million principal amount (the “2017 Tender Cap”):

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Base Consideration (1)	Early Tender Premium (1)	Total Consideration (1)
6.875% Medium-Term Notes due 2015	70816FAD5	$200,000,000	N/A	1	$1,037.50	$30.00	$1,067.50
7.65% Debentures due 2016	708160BJ4	$199,955,000	N/A	2	$1,075.00	$30.00	$1,105.00
7.95% Debentures due 2017	708160BQ8	$285,350,000	$100,000,000	3	$1,067.50	$30.00	$1,097.50

(1) Per $1,000 principal amount of Securities.

Certain Information Regarding the Tender Offers

The Tender Offers commenced today with respect to each of the three series of Securities described in the table above, upon the terms and subject to the conditions set forth in the Offer to Purchase dated as of September 9, 2014 (the “Offer to Purchase”), and the accompanying Letter of Transmittal (together, the “Offer Documents”). The Tender Offers will expire at 11:59 p.m., New York City time, on October 6, 2014, unless J. C. Penney extends the Tender Offer with respect to any series of Securities (such date and time, as a Tender Offer with respect to a series of Securities may be extended, the applicable “Expiration Date” for such Tender Offer), unless earlier terminated. Holders of a series of Securities that validly tender, and do not validly withdraw at or prior to the applicable Withdrawal Deadline (as defined below), their Securities of such series at or prior to 5:00 p.m., New York City time, on September 22, 2014 (such date and time, as they may be extended with respect to a series of Securities, the applicable “Early Tender Date” with respect to such series of Securities), will be eligible to receive the applicable Total Consideration for such series of Securities as set forth in the table above per $1,000 principal amount of such series of Securities, which is equal to the Base Consideration for such series of Securities as set forth in the table above plus the applicable Early Tender Premium for such series of Securities as set forth in the table above, together with accrued and unpaid interest on such Securities from the last interest payment date for such series of Securities up to, but not including, the applicable settlement date for such series of Securities (“Accrued Interest”). Holders of Securities that validly tender their Securities after the applicable Early Tender Date but at or prior to the applicable Expiration Date, will only be eligible to receive the applicable Base Consideration for such series of Securities plus Accrued Interest for such series of Securities. Securities tendered pursuant to the Tender Offers may be withdrawn at or prior to, but not after, 5:00 p.m. New York City time, on September 22, 2014 (such date and time, as they may be extended with respect to a series of Securities, the applicable “Withdrawal Deadline”).

If any Securities are validly tendered at or prior to the applicable Expiration Date (and not withdrawn at or prior to the applicable Withdrawal Deadline) and the aggregate principal amount of such tendered Securities exceeds the Maximum Tender Amount, the Securities will be purchased, subject to the 2017 Tender Cap in the case of the 2017 Debentures, in accordance with their respective acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”) (in numerical priority order, with the highest priority being designated 1 and the lowest priority being designated 3), provided that in no event will J. C. Penney be obligated to purchase (1) an aggregate principal amount of Securities exceeding the Maximum Tender Amount or (2) a principal amount of 2017 Debentures exceeding the 2017 Tender Cap. On the terms and subject to the satisfaction or, as applicable, waiver of the conditions to the Tender Offer, any Securities of a series validly tendered in the Tender Offers at or prior to the applicable Expiration Date (and not withdrawn at or prior to the applicable Withdrawal Deadline) having a higher Acceptance Priority Level will be accepted for purchase before any such validly tendered Securities having a lower Acceptance Priority Level are accepted for purchase. If there are sufficient remaining funds to purchase some, but not all, of the Securities of a particular series of Securities based on the applicable Acceptance Priority Level, the principal amount of such Securities purchased will be prorated based on the aggregate principal amount of Securities of that series, subject, in the case of the 2017 Debentures, to the 2017 Tender Cap, and, as to all Securities, the Maximum Tender Amount, that have been validly tendered at or prior to the applicable Expiration Date (and not withdrawn at or prior to the applicable Withdrawal Deadline).

None of the Tender Offers is conditioned upon the tender of any minimum principal amount of the Securities, and the purchase of Securities of any series is not conditioned upon the purchase of any other series of Securities, subject to acceptance for purchase by J. C. Penney, upon the terms and subject to the conditions set forth in the Offer to Purchase, based on the Acceptance Priority Levels, and subject to proration, each as more fully described above and in the Offer Documents.

Subject to applicable law, J. C. Penney reserves the right to increase the Maximum Tender Amount in its sole discretion. There can be no assurance that J. C. Penney will exercise its right to increase the Maximum Tender Amount. J. C. Penney reserves the right, subject to applicable law, to (i) waive any and all conditions to any of the Tender Offers, in whole or with respect to any series of Securities, (ii) extend the Early Tender Date, the Withdrawal Deadline or the Expiration Date or terminate or withdraw any of the Tender Offers, in whole or with respect to any series of Securities, (iii) increase or decrease the Maximum Tender Amount, (iv) increase the 2017 Tender Cap or (v) otherwise amend any of the Tender Offers, in whole or with respect to any series of Securities, in any respect.

J. C. Penney’s obligation to accept for purchase and to pay for the Securities validly tendered in the Tender Offers is subject to the satisfaction or, as applicable, waiver of a number of conditions, including the receipt by J. C. Penney of net cash proceeds from a concurrent debt financing in an aggregate amount sufficient to fund the Tender Offers, including any fees and expenses to be paid in connection therewith and any Accrued Interest.

J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offers. Questions regarding the Tender Offers may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect).

D.F. King & Co., Inc. is acting as tender and information agent for the Tender Offers. Requests for copies of the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (800) 697-6975 (toll-free).

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any Securities. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. No recommendation is made as to whether or not holders of Securities should tender their Securities pursuant to the applicable Tender Offer. The Tender Offers are being made solely pursuant to the Offer Documents, which more fully set forth and govern the terms and conditions of the Tender Offers. The Offer Documents contain important information and should be read carefully before any decision is made with respect to the Tender Offers.

Forward-Looking Statements

This press release may contain forward-looking statements, which reflect the Company’s current view of future events and financial performance. Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the Tender Offers, the timing thereof and the conditions thereto. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement the Company’s turnaround strategy, customer acceptance of the Company’s new strategies, the Company’s ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, the Company’s ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While the Company believes that its assumptions are reasonable, the Company cautions that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. The Company intends the forward-looking statements in this press release to speak only as of the date of this press release and does not undertake to update or revise these forward-looking statements as more information becomes available.

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